UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2015

CLASSIC RULES JUDO CHAMPIONSHIPS, INC.

(Exact name of registrant as specified in its charter)

Commission File No: 000-54953

Delaware	47-2653358
(State or Other Jurisdiction	(I.R.S. Employer
Of Incorporation or Organization)	Identification Number)

430 3rd Avenue Brooklyn, New York	11215
(Address of Principal Executive Offices)	(Zip Code)

(212) 239-2339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities

On October 22, 2015, Classic Rules Judo Championships, Inc. (the “Company”) issued 50,000,000 restricted shares of the Company’s Common Stock to Gladstone Ventures, LLC, a Utah limited liability company (“Gladstone”). In consideration thereof, the Company entered into a Credit Agreement with Delshah Ventures, LLC, a New York company (“Delshah”), wherein Delshah extended a credit facility to the Company of up to $500,000 and received $30,000 pursuant to that facility.

The securities described herein were issued pursuant to exemptions from registration requirements relying on Section 4(a)(2) of the Securities Act of 1933 and upon Rule 506 of Regulation D of the Securities Act of 1933, as there was no general solicitation, and the transactions did not involve a public offering.

Item 5.01 Changes in Control of Registrant

On October 22, 2015, the Company effected the mandatory conversion of 500,000 shares of Series A Super Voting Preferred Stock into 200,000 shares of Common Stock. These converted shares were the Company’s only issued and outstanding shares of preferred stock as of the date of such conversion.

As the Series A Super Voting Preferred Stock prior to conversion had super voting rights entitling the holder of each share of Series A Super Voting Preferred Stock to 200 votes per share, and our officer and director, Craig Burton, had 371,300 shares of Series A Super Voting Preferred Stock prior to conversion, but only 148,520 shares of common stock after conversion, the conversion of the Series A Super Voting Preferred Stock into common stock constituted a change of control of the Company from Craig Burton, our director and officer, to Gladstone, as Gladstone now owns 72.55% of the voting securities of the Company after issuance of the shares described in Item 3.02 herein and conversion of the Series A Super Voting Preferred Stock described herein.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2015, Craig Burton resigned as Chief Executive Officer, President and Treasurer of the Company; Mr. Lorenzo DeLuca was appointed as Director, Chief Executive Officer, and President; and Mr. Ralph Porretti was appointed as Director Chief Operating Officer, Treasurer. Mr. Burton will continue to serve as Director, Chief Financial Officer, and Secretary of the Company.

Lorenzo DeLuca, age 65, is an attorney who was admitted to practice in the state of New York in 1976. He has been employed by Delshah Capital, LLC for the last five years. Mr. DeLuca has an AB in Economics from Rutgers College 1971 and a JD from New York Law School 1975.

Ralph Porretti, age 66, is a New York State Licensed Real Estate Agent who has been the Commercial Division Manager for Century 21 Smart for the last 1½ years. He was employed by Cornerstone Realty for the previous six years.

The terms of Mr. DeLuca’s and Mr. Porretti’s employment Porretti’s employment agreements are still being negotiated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 2015

Classic Rules Judo Championships, Inc.

By:/s/ Lorenzo DeLuca

Lorenzo DeLuca

Chief Executive Officer

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